UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Moleculin Biotech, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Moleculin Biotech, Inc.
5300 Memorial Drive, Suite 950
Houston, TX 77007
(713) 300-5160
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 12, 2020

MOLECULIN BIOTECH, INC. ANNOUNCES ADJOURNMENT OF 2020 ANNUAL MEETING OF STOCKHOLDERS TO JUNE 15, 2020
Moleculin Biotech, Inc. (the "Company") has adjourned its 2020 Annual Meeting of Stockholders (the "Annual Meeting") originally scheduled to be held on May 12, 2020, to June 15, 2020 at 1:30 p.m., local time. As previously announced, due to the public health and safety concerns related to the novel coronavirus (COVID-19) pandemic.  The Annual Meeting will be held at the corporate offices at 5300 Memorial Drive, Suite 950, Houston, TX 77007.
Whether or not stockholders plan to attend the Annual Meeting, the Company encourages all stockholders to vote and submit their proxies in advance of the Annual Meeting by one of the methods described in the previously distributed proxy materials. The record date to determine shareholders who are entitled to attend or vote at the meeting has not changed. Please note that the proxy card included with the previously distributed proxy materials will not be updated to reflect the adjournment and may continue to be used to vote shares in connection with the Annual Meeting. If you have already voted, you do not need to vote again.
Announcement of the voting results of the meeting will be deferred until the adjourned meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Shareholder Meeting to be Held on May 12, 2020:
Electronic Copies of the Proxy Statement and our 2019 Annual Report on Form 10-K are available at
https://materials.proxyvote.com/60855D